UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2017

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

600 County Road D West, Suite 8

New Brighton, MN 55112

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2017 (the “Closing Date”), Calyxt, Inc. (the “Company”) consummated a sale-leaseback transaction (the “Sale-Leaseback Transaction”) including a Lease Agreement, dated September 6, 2017 (the “Lease Agreement”), between the Company and NLD Mount Ridge LLC (“Landlord”) with respect to the Company’s lease of the certain real property and improvements located in Roseville, Minnesota (the “Property”) for a term of 20 years, with four options to extend the term of the Lease Agreement for five years each (subject to there not then existing a Default (as defined in the Lease Agreement) beyond any cure period and the Property being occupied at the time of such extension). Pursuant to the previously disclosed purchase agreement, the Company has received approximately $7 million in connection with the sale of the Property. The Property will be the Company’s new corporate headquarters and lab facilities.

Under the Lease Agreement, the Company will initially pay annual base rent of $490,000 until the earlier of (i) the next day after issuance of a temporary certificate of occupancy or equivalent permit to occupy the Property by the City of Roseville and (ii) the next day after the certification of substantial completion executed by Landlord’s architect or contractor confirming that the work to be done by NLD Holdings III LLC on the Property has been substantially completed (such date, the “Initial Term Commencement Date”). On the Initial Term Commencement Date, the Company will pay an estimated annual base rent of 8% of the total project cost (“Annual Base Rent”) with scheduled increases in rent of 7.5% on the sixth, eleventh and sixteenth anniversary of the Initial Term Commencement Date as well as on the first day of each Renewal Term (as defined in the Lease Agreement). The Lease Agreement is a net lease and the costs and expenses associated with the Property are to be paid for by the Company. Beginning on the date that is 18 months following the Initial Term Commencement Date, if Landlord decides to sell the Property during the term of the Lease Agreement and any extension thereof, the Company shall have the right of first refusal to purchase the Property on the same terms offered to any third party.

In consideration of, and as an inducement to, Landlord’s agreement to enter into the Lease Agreement, Cellectis S.A., the Company’s parent (“Cellectis”), entered into a Lease Guaranty with Landlord, whereby Cellectis has guaranteed all liabilities, obligations and duties of the Company under the Lease Agreement.

The Lease Agreement contains customary representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions for sale-leaseback transactions.

The foregoing summary of the terms and conditions of the Lease Agreement is qualified in its entirety by reference to the copy thereof filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description
10.1	Lease Agreement between Calyxt, Inc., as Tenant, and NLD Mount Ridge LLC, as Landlord, dated September 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2017

CALYXT, INC.

By:	/s/ Joseph B. Saluri
Name: Joseph B. Saluri
Title: General Counsel, Executive Vice President – Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement between Calyxt, Inc., as Tenant, and NLD Mount Ridge LLC, as Landlord, dated September 6, 2017